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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of World Access, Inc. of our report on the consolidated financial statements of Advanced TechCom, Inc. and Subsidiaries dated March 27, 1998, which appears in such Joint Proxy Statement/Prospectus. We also consent to the use of our name as it appears under the caption "Experts."

                                          /s/  TEDDER GRIMSLEY & COMPANY, P.A.

Lakeland, Florida
November 9, 1998